EXHIBIT 23(B)

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the use of our reports included in this Amendment No. 1 to the Registration Statement on Form S-4 and to the reference to our firm under the heading "Experts -- Antenna" in the Proxy Statement/Prospectus contained in such Registration Statement.


/s/  William J. Barnes & Co. Ltd.


WILLIAM J. BARNES & CO., LTD.
Arlington Heights, Illinois
February 14, 1996